Exhibit 5.1
December 5, 2006
Dynavax Technologies Corporation
2929 Seventh Street, Suite 200
Berkeley, California 94710
Attn: Deborah A. Smeltzer
Re:       Dynavax Technologies Corporation
Ladies and Gentlemen:
We have acted as counsel for Dynavax Technologies Corporation, a Delaware corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “SEC”) on August 31, 2006 and with its filing of the prospectus supplement together with the prospectus contained in the Registration Statement (together, the “Prospectus”) with the SEC on the date hereof pursuant to Rule 424(b)(5) under the Securities Act. The Registration Statement relates to the proposed offer and sale by the Company of securities of the Company from time to time, as set forth in the prospectus contained in the Registration Statement and as shall be set forth in one or more supplements to the prospectus contained in the Registration Statement with an aggregate offering price of up to $30,000,000. The Prospectus relates to the proposed issuance and sale by the Company of 1,663,456 shares (the “Shares”) of common stock, $0.001 par value per share, of the Company (the “Common Stock”) pursuant to that certain Common Stock Purchase Agreement dated as of August 31, 2006 by and between Azimuth Opportunity Ltd. and the Company (the “Purchase Agreement”).
In connection with this opinion, we have examined and relied upon the Registration Statement and the Prospectus, the Company’s Amended and Restated Certificate of Incorporation and Bylaws, as currently in effect, the Purchase Agreement and the originals or copies certified to our satisfaction of such other documents, records, certificates, memoranda and other instruments as we deem necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.
On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued and sold by the Company and delivered by the Company against receipt of the purchase price therefor in accordance with the Registration Statement and the Prospectus will be validly issued, fully paid and nonassessable.
The opinions expressed herein are limited to the Delaware General Corporation Law.
Sincerely,
Cooley Godward Kronish llp

By:	/s/ Glen Y. Sato
Glen Y. Sato

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